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                          INDEPENDENT AUDITORS CONSENT

     We consent to the use in this Registration Statement of Cox Radio, Inc. on Form S-1 of our report dated July 19, 1996 (relating to the financial statements of Infinity Holdings Corp. of Orlando), appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          DELOITTE & TOUCHE LLP

Atlanta, Georgia
July 24, 1996